Exhibit 99

     Psychiatric Solutions Reports Record Revenue and Adjusted Income from
                 Continuing Operations for Second Quarter 2007

                        Increases 2007 Earnings Guidance

     FRANKLIN, Tenn.--(BUSINESS WIRE)--July 25, 2007--Psychiatric Solutions, Inc. ("PSI") (NASDAQ: PSYS) today announced financial results for the second quarter and six months ended June 30, 2007. Revenue increased 43.2% to a record $354,126,000 for the second quarter from $247,237,000 for the second quarter of 2006. Income from continuing operations was $15,266,000, or $0.27 per diluted share, for the second quarter of 2007, which included a loss on refinancing of debt of $8,179,000 primarily related to the Company's tender of its 10.625% Senior Subordinated Notes. Excluding that loss, adjusted income from continuing operations was $20,269,000, or $0.37 per diluted share for the second quarter of 2007. For the second quarter of 2006, income from continuing operations was $15,974,000, or $0.29 per diluted share. Please see pages 7 and 8 for a reconciliation of GAAP and non-GAAP financial results.

     "PSI completed another strong quarter of profitable growth for the second quarter of 2007," said Joey Jacobs, Chairman, President and Chief Executive Officer of PSI. "We set new records for revenue and adjusted income from continuing operations, expanded our same-facility EBITDA margin and completed the acquisition of Horizon Health Corporation, bringing, among other assets, 15 new inpatient facilities with approximately 1,600 beds to PSI. As a result of this acquisition, we had approximately 10,000 beds in 89 facilities at the end of the second quarter, up from approximately 6,500 beds in 58 facilities at the same time last year.

     "Our results for the second quarter were consistent with our long-term record of profitable growth. Our revenue growth for the quarter was driven by the performance of the facilities acquired in the last year in combination with an increase in same-facility revenue of 7.0%. Contributing to our same-facility revenue growth, PSI's same-facility patient days rose 2.3% for the quarter and same-facility revenue per patient day increased 4.4%.

     "The substantial growth in our revenue for the second quarter enabled us to achieve further gains in operating leverage, complementing our continuing initiatives to improve the operating efficiency of each of our facilities. As a result, our same-facility EBITDA increased as a percentage of same-facility revenue to 21.3% for the second quarter of 2007, compared with 19.8% for the second quarter of 2006. We are also pleased to have maintained our EBITDA margin of 19.7% for all facilities for the latest quarter, the same as the second quarter last year, which is indicative of our progress in integrating acquired facilities with lower margins and improving their results of operations. PSI's consolidated adjusted EBITDA for the second quarter increased 45.6% to $60.9 million, or 17.2% of revenue, from $41.9 million, or 16.9% of revenue, for the second quarter of 2006."

     Based primarily on the Company's operating and financial results for the second quarter and first half of 2007 and its outlook for the remainder of the year, PSI increased its guidance for adjusted earnings from continuing operations per diluted share for 2007 to a range of $1.47 to $1.49, representing an annual growth rate in a range of 29% to 31% compared to 2006. PSI also affirmed its previously established guidance for the third and fourth quarters of 2007. The Company's guidance excludes the one-time loss on refinancing of debt and does not include the impact from any future acquisitions.

     Mr. Jacobs concluded, "PSI's significant prospects for profitable growth for the second half of 2007 and beyond reflect compelling industry dynamics, including growing demand in a capacity constrained market; our successful business model, which is based on proven growth and operating strategies; and the compassionate and high quality care our skilled facility teams provide our often desperately ill patients and their families. As the nation's leading provider of inpatient psychiatric care, we are well positioned to leverage these strengths to expand our capability to serve the growing needs of our industry and, thereby, to create additional stockholder value."

     PSI will hold a conference call to discuss this release tomorrow at 10:00 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.psysolutions.com and clicking Investor Relations or by going to www.earnings.com. Participants are encouraged to go to the selected web sites at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on August 9, 2007.

     This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of PSI and its management. PSI's business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to: (1) PSI's ability to successfully integrate the Horizon Health operations; (2) potential competition which alters or impedes PSI's acquisition strategy by decreasing PSI's ability to acquire additional inpatient facilities on favorable terms; (3) the ability of PSI to improve the operations of acquired inpatient facilities; (4) the ability to maintain favorable and continuing relationships with physicians who use PSI's facilities; (5) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy and capital expenditure needs; (6) risks inherent to the health care industry, including the impact of unforeseen changes in regulation, reimbursement rates from federal and state health care programs or managed care companies and exposure to claims and legal actions by patients and others; and
(7) PSI's ability to comply with applicable licensure and accreditation requirements. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's filings with the Securities and Exchange Commission. PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof.

     PSI offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults through its operation of 89 owned or leased freestanding psychiatric inpatient facilities with approximately 10,000 beds in 31 states, Puerto Rico and the U.S. Virgin Islands. PSI also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within medical/surgical hospitals owned by others.


                     PSYCHIATRIC SOLUTIONS, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
        (Unaudited, in thousands except for per share amounts)


                               Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                               ------------------- -------------------
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------


Revenue                        $354,126  $247,237  $676,564  $488,838

Salaries, wages and employee
 benefits (including share-
 based compensation of $3,910,
 $2,136, $7,583 and $8,390 for
 the respective three and six
 month periods 2007 and 2006)   195,100   137,367   375,235   276,570
Professional fees                35,164    24,164    66,064    46,755
Supplies                         19,581    14,315    37,925    28,272
Rentals and leases                5,015     3,286     9,644     6,632
Other operating expenses         34,962    23,782    66,509    47,390
Provision for doubtful accounts   7,275     4,596    13,939     9,355
Depreciation and amortization     7,256     4,838    13,512     9,551
Interest expense                 17,030     9,124    31,416    18,332
Loss on refinancing of long-
 term debt                        8,179         -     8,179         -
                               --------- --------- --------- ---------
                                329,562   221,472   622,423   442,857
                               --------- --------- --------- ---------
Income from continuing
 operations before income taxes  24,564    25,765    54,141    45,981
Provision for income taxes        9,298     9,791    20,626    17,473
                               --------- --------- --------- ---------
Income from continuing
 operations                      15,266    15,974    33,515    28,508
Loss from discontinued
 operations, net of income tax
 benefit of $402, $376, $478
 and $585 for the respective
 three and six month periods
 2007 and 2006                     (659)     (613)     (783)     (955)
                               --------- --------- --------- ---------
Net income                      $14,607   $15,361   $32,732   $27,553
                               ========= ========= ========= =========

Basic earnings per share:
 Income from continuing
  operations                      $0.28     $0.30     $0.62     $0.54
 Loss from discontinued
  operations, net of taxes        (0.01)    (0.01)    (0.01)    (0.02)
                               --------- --------- --------- ---------
Net income                        $0.27     $0.29     $0.61     $0.52
                               ========= ========= ========= =========

Diluted earnings per share:
 Income from continuing
  operations                      $0.27     $0.29     $0.60     $0.53
 Loss from discontinued
  operations, net of taxes        (0.01)    (0.01)    (0.01)    (0.02)
                               --------- --------- --------- ---------
Net income                        $0.26     $0.28     $0.59     $0.51
                               ========= ========= ========= =========

Shares used in computing per
 share amounts:
 Basic                           54,104    52,913    53,955    52,715
 Diluted                         55,372    54,070    55,305    53,981


                     PSYCHIATRIC SOLUTIONS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                      (Unaudited, in thousands)


                                               June 30,   December 31,
                                                 2007         2006
                                             ------------ ------------


                   ASSETS
Current assets:
 Cash and cash equivalents                        $27,845      $18,572
 Accounts receivable, less allowance for
  doubtful accounts of $32,047 and $18,672,
  respectively                                    239,579      179,050
 Prepaids and other                                60,490       45,364
                                             ------------ ------------
Total current assets                              327,914      242,986
Property and equipment, net of accumulated
 depreciation                                     666,167      539,758
Cost in excess of net assets acquired           1,101,405      760,268
Other assets                                       44,134       37,910
                                             ------------ ------------
Total assets                                   $2,139,620   $1,580,922
                                             ============ ============

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                 $29,394      $25,222
 Salaries and benefits payable                     73,930       66,236
 Other accrued liabilities                         61,484       45,855
 Current portion of long-term debt                  4,966        2,386
                                             ------------ ------------
Total current liabilities                         169,774      139,699
Long-term debt, less current portion            1,197,950      740,921
Deferred tax liability                             49,109       44,924
Other liabilities                                  30,718       27,599
                                             ------------ ------------
Total liabilities                               1,447,551      953,143
Minority interest                                   4,120            -
Stockholders' equity:
 Common stock, $0.01 par value, 125,000
  shares authorized; 54,326 and 53,421 issued
  and outstanding, respectively                       543          534
 Additional paid-in capital                       551,155      523,193
 Retained earnings                                136,251      104,052
                                             ------------ ------------
Total stockholders' equity                        687,949      627,779
                                             ------------ ------------
Total liabilities and stockholders' equity     $2,139,620   $1,580,922
                                             ============ ============


                     PSYCHIATRIC SOLUTIONS, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (Unaudited, in thousands)

                                                    Six Months Ended
                                                         June 30,
                                                    ------------------
                                                      2007      2006
                                                    --------- --------

Operating activities:
Net income                                           $32,732  $27,553

Adjustments to reconcile net income to net cash
 provided by continuing operating activities:
 Depreciation and amortization                        13,512    9,551
 Share-based compensation                              7,583    8,390
 Loss on refinancing of long-term debt                 8,179        -
 Amortization of loan costs and bond premium           1,038      811
 Loss from discontinued operations                       783      955
 Change in income tax assets and liabilities            (716)  16,283
 Changes in operating assets and liabilities, net of
  effect of acquisitions:
  Accounts receivable                                (15,431)  (8,335)
  Prepaids and other current assets                   (1,359)  (6,129)
  Accounts payable                                    (5,562)  (1,415)
  Salaries and benefits payable                       (4,600)     280
  Accrued liabilities and other liabilities            6,234    1,961
                                                    --------- --------
Net cash provided by continuing operating activities  42,393   49,905
Net cash (used in) provided by discontinued
 operating activities                                   (159)   1,942
                                                    --------- --------
Net cash provided by operating activities             42,234   51,847

Investing activities:
Cash paid for acquisitions, net of cash acquired (452,361) (44,471) Capital purchases of leasehold improvements,
 equipment and software                              (28,929) (13,123)
Other assets                                            (744)    (317)
                                                    --------- --------
Net cash used in investing activities               (482,034) (57,911)

Financing activities:
Borrowings on long-term debt                         481,875        -
Principal payments on long-term debt                 (39,918)    (180)
Net increase in revolving credit facility borrowings   9,000        -
Payment of loan and stock issuance costs              (6,173)     (40)
Costs to refinance long-term debt                     (7,127)       -
Excess tax benefits from share-based payment
 arrangements                                          3,566    4,248
Proceeds from issuance of common stock upon exercise
 of stock options                                      7,850    3,600
                                                    --------- --------
Net cash provided by financing activities            449,073    7,628
                                                    --------- --------
Net increase in cash                                   9,273    1,564
Cash and cash equivalents at beginning of the period  18,572   54,699
                                                    --------- --------
Cash and cash equivalents at end of the period       $27,845  $56,263
                                                    ========= ========

Effect of Acquisitions:
Assets acquired, net of cash acquired               $513,674  $54,164
Liabilities assumed                                  (43,609)  (5,730)
Long-term debt assumed                                (8,704)  (3,963)
Common stock issued                                   (9,000)       -
                                                    --------- --------
Cash paid for acquisitions, net of cash acquired    $452,361  $44,471
                                                    ========= ========


                     Psychiatric Solutions, Inc.
                   Reconciliation of Net Income to
              Adjusted Income from Continuing Operations
                             (Unaudited)
               (In thousands, except per share amounts)

                                       Three Months     Six Months
                                           Ended           Ended
                                         June 30,        June 30,
                                      --------------- ---------------
                                       2007    2006    2007    2006
                                      ------- ------- ------- -------
Net income                            $14,607 $15,361 $32,732 $27,553
Plus reconciling items:
   Discontinued operations, net of
    taxes                                 659     613     783     955
   Provision for income taxes           9,298   9,791  20,626  17,473
                                      ------- ------- ------- -------
Income from continuing operations
 before income taxes                   24,564  25,765  54,141  45,981
Loss on refinancing of long-term debt   8,179       -   8,179       -
                                      ------- ------- ------- -------
Adjusted income from continuing
 operations before income taxes        32,743  25,765  62,320  45,981
Adjusted provision for income taxes    12,474   9,791  23,742  17,473
                                      ------- ------- ------- -------
Adjusted income from continuing
 operations(a)                        $20,269 $15,974 $38,578 $28,508
                                      ======= ======= ======= =======

Income from continuing operations per
 diluted share                        $  0.27 $  0.29 $  0.60 $  0.53
                                      ======= ======= ======= =======
Adjusted income from continuing
 operations per diluted share(a)      $  0.37 $  0.29 $  0.70 $  0.53
                                      ======= ======= ======= =======


Diluted shares used in computing per
 share amounts:                        55,372  54,070  55,305  53,981

(a) PSI believes its calculation of adjusted income from continuing operations per diluted share provides a better measure of the Company's ongoing performance and provides better comparability to prior periods because it excludes items not related to the Company's core business operations. Adjusted income from continuing operations per diluted share should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted income from continuing operations per diluted share is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.


                     Psychiatric Solutions, Inc.
  Reconciliation of Income from Continuing Operations to EBITDA and
                            Adjusted EBITDA
                             (Unaudited)
               (In thousands, except per share amounts)

                                  Three Months Ended Six Months Ended
                                       June 30,          June 30,
                                  ------------------ ----------------
                                    2007      2006     2007    2006
                                  --------- -------- -------- -------
Income from continuing operations $  15,266 $ 15,974 $ 33,515 $28,508
Provision for income taxes            9,298    9,791   20,626  17,473
Interest expense                     17,030    9,124   31,416  18,332
Depreciation and amortization         7,256    4,838   13,512   9,551
                                  --------- -------- -------- -------
EBITDA(a)                            48,850   39,727   99,069  73,864
Other expenses:
   Loss on refinancing of long-
    term debt                         8,179        -    8,179       -
   Share-based compensation           3,910    2,136    7,583   8,390
                                  --------- -------- -------- -------
Adjusted EBITDA(a)                $  60,939 $ 41,863 $114,831 $82,254
                                  ========= ======== ======== =======

(a) EBITDA and adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as income from continuing operations before interest expense (net of interest income), income taxes, depreciation and amortization. Adjusted EBITDA is defined as income from continuing operations before interest expense (net of interest income), income taxes, depreciation, amortization, stock compensation and other items included in the caption above labeled "Other expenses." These other expenses may occur in future periods but the amounts recognized can vary significantly from period to period and do not directly relate to the ongoing operations of our health care facilities. PSI's management relies on EBITDA and adjusted EBITDA as the primary measures to review and assess operating performance of its facilities and their management teams. PSI believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. Management and investors also review EBITDA and adjusted EBITDA to evaluate PSI's overall performance and to compare PSI's current operating results with corresponding periods and with other companies in the health care industry. You should not consider EBITDA and adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Because EBITDA and adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies.


                     Psychiatric Solutions, Inc.
               Operating Statistics - Owned Facilities
                             (Unaudited)
                        (Revenue in thousands)

                Three Months Ended           Six Months Ended
                     June 30,         %          June 30,         %
                -------------------        --------------------
                  2007      2006     Chg.    2007       2006     Chg.
                --------- --------- ------ ---------- --------- ------
Same-facility
 results:
   Revenue      $246,965  $230,892   7.0%   $485,223  $456,739   6.2%
   Admissions     27,474    26,215   4.8%     54,702    53,057   3.1%
   Patient days  453,663   443,481   2.3%    893,264   879,006   1.6%
   Average
    length of
    stay(a)         16.5      16.9  (2.4)%      16.3      16.6  (1.8)%
   Revenue per
    patient
    day(b)          $544      $521   4.4%       $543      $520   4.4%
   EBITDA margin                    150                         130
                    21.3%     19.8%  bps        21.0%     19.7%  bps

Total facility
 results:
   Revenue      $326,839  $243,487  39.4%   $632,004  $463,532  36.3%
   Admissions     34,409    26,296  30.9%     66,859    53,208  25.7%
   Patient days  592,159   452,840  30.8%  1,145,535   896,620  27.8%
   Average
    length of
    stay(a)         17.2      17.2   0.0%       17.1      16.9   1.2%
   Revenue per
    patient
    day(b)          $552      $518   6.6%       $552      $517   6.8%
   EBITDA margin    19.7%     19.7% 0 bps       19.9%     19.7% 20 bps


(a) Average length of stay is defined as patient days divided by admissions.
(b) Revenue per patient day is defined as owned facility revenue divided by patient days.


     CONTACT: Psychiatric Solutions, Inc.
              Brent Turner
              Executive Vice President, Finance and Administration
              615-312-5700